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                                                                  Exhibit No. 21

                            LIST OF SUBSIDIARIES


Sodexho Marriott Operations, Inc.

Sodexho Marriott Management, Inc.
(formerly named "Marriott Management Services Corp.")

Corporate Food Services, Inc.

MFS Boise, Inc.

Marriott Educational Services of Texas, Inc.
(to be renamed "SMS Education Services of Texas, Inc.")

Marriott Educational Services, Inc.
(to be renamed "Sodexho Marriott Education Services, Inc.")

Mariott Educational Services, Inc., of Wisconsin
(to be renamed "SMS Education Services of Wisconsin, Inc.")

Marriott Electrical, Inc.
(to be renamed "SMS Electrical, Inc.")

Marriott Food Services, Inc., of Vermont
(to be renamed "SMS Food Services of Vermont, Inc.")

Marriott International Services, Inc.
(to be renamed "Sodexho Management Corp.")

Sodexho Marriott Laundry Services, Inc.
(formerly named "Marriott Laundry Services, Inc.")

Marriott Services, Inc.
(to be renamed "SMS Services of California, Inc.")

Saga Educational Food Service, Inc.

Saga Health Care Dietary Management Services, Inc.

Service Systems Corporation

Marriott Globetrotters, JV (to be renamed)

Marriott Management Service Limited Partnership
(to be renamed "Sodexho Marriott Services of Indiana Limited Partnership")

Marriott Corporation of Canada, Ltd.
(to be renamed "Sodexho Marriott Services Canada, Ltd.")

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Administration Marriott Limitee
(to be renamed "Sodexho Marriott Quebec Ltee.")

International Catering Corporation

Sodexho USA, Inc.

Sodexho Services, Inc.

Boatel Associates, Inc.

Boatel Catering, Inc.

Boatel, Inc.

Boatel Services, Inc.

Creative Gourmet, Inc.

Gardner Merchant Holdings, Inc.

Garfield Catering Corp.

Garfield Food Services, Inc.

Garlex Realty Corp.

Gulfwide Services, Inc.

International Boatel Companies, Inc.

International Catering Corporation of Massachusetts

Offshore Food Services, Inc.

Premier Hospitality Club, Inc.

Premier Hospitality, Inc.

Servend Food Services, Inc.

Service Supply Corp.

Servo Food Systems, Inc.

Sodexho Alaska, Inc.

Sodexho of Vermont, Inc.

Sofinsod Corp.

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Sodexho Financiere du Canada Inc.

Bona Vista Food Services Ltd.

Dalmar Foods Limited

Luc Inc.

Ontrak Services Inc.

Sodexho Canada Inc.









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